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Exhibit 4.1(d)

THIRD SUPPLEMENTAL INDENTURE

        This Third Supplemental Indenture, dated as of October 2, 2007 (this "Third Supplemental Indenture"), among Terramina LLC (the "New Guarantor"), Kimball Hill, Inc. (together with its successors and assigns, the "Company"), each other existing Guarantor under the Indenture referred to below (the "Existing Guarantors"), and U.S. Bank National Association (the "Trustee"), as Trustee under the Indenture referred to below. Capitalized terms used and not defined herein shall have the same meanings given in the Indenture unless otherwise indicated.

W I T N E S S E T H:

        WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of December 19, 2005 (as amended, supplemented, waived or otherwise modified, the "Indenture"), providing for the issuance of 10 1/2% Senior Subordinated Notes due 2012 of the Company (the "Notes");

        WHEREAS, pursuant to Section 4.13 of the Indenture, if the Company acquires or creates any additional Subsidiary which is a Restricted Subsidiary, each such Subsidiary shall execute and deliver a supplemental indenture pursuant to which such Subsidiary shall unconditionally guarantee the Company's obligations under the Notes and the Indenture;

        WHEREAS, the New Guarantor is a Restricted Subsidiary of the Company;

        WHEREAS, the Company and the Trustee desire to have the New Guarantor enter into this Third Supplemental Indenture and agree to guarantee the obligations of the Company under the Indenture and the Notes and the New Guarantor desires to enter into this Third Supplemental Indenture and to guarantee the obligations of the Company under the Indenture and the Notes as of such date;

        WHEREAS, Section 8.01 of the Indenture provides that the Company, the Existing Guarantors and the Trustee may, without the written consent of the Holders of the outstanding Notes, amend the Indenture as provided herein;

        WHEREAS, by entering into this Third Supplemental Indenture, the Company and the Trustee have consented to amend the Indenture in accordance with the terms and conditions herein;

        WHEREAS, each Existing Guarantor hereby acknowledges and consents to amend the Indenture in accordance with the terms and conditions herein; and

        WHEREAS, all acts and things prescribed by the Certificate of Formation and Amended and Restated Limited Liability Company Agreement of the New Guarantor (as now in effect) necessary to make this Third Supplemental Indenture a valid instrument legally binding on the New Guarantor for the purposes herein expressed, in accordance with its terms, have been duly done and performed.

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

        Section 1.    Agreement to be Bound.    The New Guarantor hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

        Section 2.    Compliance with and Fulfillment of Condition of Section 4.13.    The execution and delivery of this Third Supplemental Indenture and the Notation of Guarantee by the New Guarantor (along with such documentation relating thereto as the Trustee shall require) fulfills the obligations of the Company under Section 4.13 of the Indenture.

        Section 3.    Ratification of Indenture; Supplemental Indenture Part of Indenture; Trustee's Disclaimer.    Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be

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bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Third Supplemental Indenture.

        Section 4.    Governing Law.    THIS THIRD SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK.

        Section 5.    No Adverse Interpretation of Other Agreements.    This Third Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries (other than the Indenture). No such indenture, loan or debt agreement may be used to interpret this Third Supplemental Indenture or the Indenture.

        Section 6.    Successors.    This Third Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        Section 7.    Separability.    Each provision of this Third Supplemental Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Third Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        Section 8.    Counterpart Originals.    The parties may sign multiple counterparts of this Third Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

        Section 9.    Headings, etc.    The headings of the Sections of this Third Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Third Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

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        IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date Third above written.

TERRAMINA LLC, as a Guarantor
By:	Kimball Hill Homes Nevada, Inc., its Manager
By:	/s/ David K. Hill Name: David K. Hill Title: Chairman and Chief Executive Officer
KIMBALL HILL, INC.
By:	/s/ David K. Hill Name: David K. Hill Title: Chairman, Chief Executive Officer and Director

Signature Page to Third Supplemental Indenture

CACTUS HILLS, LLC
KIMBALL HILL HOMES TEXAS INVESTMENTS, L.L.C.
KIMBALL HILL HOMES TEXAS OPERATIONS, L.L.C.
KIMBALL HILL TEXAS INVESTMENT COMPANY, L.L.C.
KIMBALL HILL FAR EAST DETROIT, LLC
KH FINANCIAL HOLDING COMPANY
KHH TEXAS TRADING COMPANY L.P.
KIMBALL HILL HOMES AUSTIN, L.P.
KIMBALL HILL HOMES CALIFORNIA, INC.
KIMBALL HILL HOMES DALLAS, L.P.
KIMBALL HILL HOMES FLORIDA, INC.
KIMBALL HILL HOMES HOUSTON, L.P.
KIMBALL HILL HOMES ILLINOIS, LLC
KIMBALL HILL HOMES NEVADA, INC.
KIMBALL HILL HOMES OHIO, INC.
KIMBALL HILL HOMES OREGON, INC.
KIMBALL HILL HOMES REALTY FLORIDA, INC.
KIMBALL HILL HOMES SAN ANTONIO, L.P.
KIMBALL HILL HOMES TEXAS, INC.
KIMBALL HILL HOMES WASHINGTON, INC.
KIMBALL HILL HOMES WISCONSIN, INC.
NATIONAL CREDIT AND GUARANTY CORPORATION
RIVER OAKS REALTY, L.P.
18TH AND PEORIA, LLC
KIMBALL HILL SUBURBAN CENTERS, L.L.C.
KIMBALL HILL URBAN CENTERS, L.L.C.
KIMBALL HILL URBAN CENTERS CHICAGO ONE, L.L.C.
KIMBALL HILL URBAN CENTERS CHICAGO TWO, L.L.C.
By:	/s/ David K. Hill Name: David K. Hill Title: Chairman and Chief Executive Officer
STONEHILL SQUARE LLC, as a Guarantor
By:	Kimball Hill, Inc., its Sole Member
By:	/s/ David K. Hill Name: David K. Hill Title: Chairman, Chief Executive Officer and Director

EAST LAKE PARK, INC. KIMBALL HILL STATEWAY, INC.
By:	/s/ David K. Hill Name: David K. Hill Title: President
KIMBALL HILL BELLEVUE RANCH, LLC KIMBALL HILL REFLECTIONS, LLC KIMBALL HILL SHELDON LAKES, LLC KIMBALL HILL VILLAGES, LLC
By:	Kimball Hill Homes California, Inc., its manager
By:	/s/ David K. Hill Name: David K. Hill Title: Chairman Chief Executive Officer
KIMBALL HILL TX PROPERTIES, LLC
By:	Kimball Hill Homes Houston, L.P., its manager
By:	/s/ David K. Hill Name: David K. Hill Title: Chairman and Chief Executive Officer
THE HAMILTON PLACE PARTNERSHIP
By:	Kimball Hill Homes Illinois, LLC, its general partner
By:	/s/ David K. Hill Name: David K. Hill Title: Chairman and Chief Executive Officer

KH INGHAM PARK SOUTH, LLC KH SRAV II, LLC
By:	Kimball Hill Homes Illinois, LLC, its manager
By:	/s/ David K. Hill Name: David K. Hill Title: Chairman and Chief Executive Officer
RIVER OAKS HOMES, LLP
By:	Kimball Hill Homes Texas, Inc., its manager
By:	/s/ David K. Hill Name: David K. Hill Title: Chairman and Chief Executive Officer

BRIDLE RIDGE LIMITED PARTNERSHIP
PARKVIEW LIMITED PARTNERSHIP
RIVER POINTE LIMITED PARTNERSHIP
SONATA AT MORADA RANCH LIMITED PARTNERSHIP
WINDMILL PARK LIMITED PARTNERSHIP
KIMBALL HILL CHADWICK FARMS LIMITED PARTNERSHIP
KIMBALL WEST FRISCO LIMITED PARTNERSHIP
KIMBALL HILL CALUSA PALMS LIMITED PARTNERSHIP
KIMBALL HILL MARBELLA ESTATES LIMITED PARTNERSHIP
INDIAN TRAILS LIMITED PARTNERSHIP
ASTOR PLACE LIMITED PARTNERSHIP
BOLINGBROOK LIMITED PARTNERSHIP
EDGEWATER LIMITED PARTNERSHIP
HUNTINGTON CHASE LIMITED PARTNERSHIP
LEGEND LAKES LIMITED PARTNERSHIP
WATERFORD LIMITED PARTNERSHIP
WHISPERING MEADOW LIMITED PARTNERSHIP
WHITE OAK LIMITED PARTNERSHIP
KIMBALL HILL CENTENNIAL HEIGHTS LIMITED PARTNERSHIP
KIMBALL HILL HEATHERS/CAPAROLA LIMITED PARTNERSHIP
KIMBALL MOUNTAIN FIRST LIMITED PARTNERSHIP
KIMBALL COVE LIMITED PARTNERSHIP
GABLES AT HIDDENBROOK LIMITED PARTNERSHIP
PARK SHORE, L.L.C.
KIMBALL HILL URBAN CENTERS SPECIAL PURPOSES, L.L.C.
By:	/s/ David K. Hill Name: David K. Hill Title: Chairman Chief Executive Officer
U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Richard Prokosch Name: Richard Prokosch Title: Vice President

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  Exhibit 4.1(d)